[DECHERT LLP]

                                                             Exhibit (i)

September 22, 2009

Harding, Loevner Funds, Inc.
50 Division Street, Suite 401
Somerville, NJ 08876

Re: Harding, Loevner Funds, Inc.
Post-Effective Amendment No. 27 to the
Registration Statement on Form N-1A (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as counsel for Harding, Loevner Funds, Inc. (the “Registrant”), a corporation duly organized and existing under the laws of the State of Maryland, in connection with the Registration Statement relating to the issuance and sale by the Registrant of authorized shares of its Institutional Class of common stock of its Global Equity Portfolio (the “Shares”) under the Securities Act of 1933, as amended (the “1933 Act”), and under the Investment Company Act of 1940, as amended. We have examined such governmental and corporate certificates and records as we deemed necessary to render this opinion, and have relied on representations from such third parties with knowledge of the materials herein.  In addition, we are familiar with the Registrant’s Articles of Incorporation and By-Laws, each as amended and supplemented.  We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

Based upon the foregoing, we are of the opinion that the Shares proposed to be sold pursuant to the Registration Statement, when paid for as contemplated in the Registration Statement, will be legally and validly issued, fully paid and non-assessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to be filed with the Securities and Exchange Commission, and to the use of our name in the Registrant’s Statement of Additional Information of the Registration Statement dated September 8, 2009, and in any revised or amended versions thereof, under the caption “Counsel.” In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act or the rules and regulations thereunder.

Very truly yours,

Dechert LLP